EXHIBIT 99.1
TELE-RESPONSE CENTER, INC. D/B/A/ 121 DIRECT RESPONSE
AND TELESTAR MARKETING, INC.
COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

TELE-RESPONSE CENTER, INC. D/B/A/ 121 DIRECT RESPONSE
AND TELESTAR MARKETING, INC.
COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

Pages

COMBINED FINANCIAL STATEMENTS:

Independent Auditor’s Report	1

Combined balance sheets as of December 31, 2008 and December 31, 2007	2

Combined statements of operations for the years ended December 31, 2008 and December 31, 2007	3

Combined statements of accumulated deficit for the years ended December 31, 2008 and 2007	4

Combined statements of cash flows for the years ended December 31, 2008 and 2007	5

Notes to the combined financial statements	6 – 19

INDEPENDENT AUDITOR’S REPORT

To the Stockholder of
Tele-Response Center, Inc.
d/b/a/ 121 Direct Response
and Telestar Marketing, Inc.
Philadelphia, PA

We have audited the accompanying combined balance sheets of Tele-Response Center, Inc. d/b/a/ 121 Direct Response and Telestar Marketing, Inc as of December 31, 2008 and 2007, and the related combined statements of operations, accumulated deficit, and cash flows for each of the years in the two-year period ended December 31, 2008. Tele-Response Center, Inc.’s and Telestar Marketing, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position as of December 31, 2008 and 2007, and the results of its combined operations, accumulated deficit, and cash flows for each of the years in the two-year period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared assuming the company will continue as a going concern. As discussed in the notes to the combined financial statements, the Company has an accumulated deficit of $4,334,712 and a working capital deficiency of $1,517,935 at December 31, 2008. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in the notes to the combined financial statements. The combined financial statements do not include any adjustments that might result from the outcome of uncertainty.

Rosenberg Rich Baker Berman & Company
Bridgewater, New Jersey
July 29, 2009

TELE-RESPONSE CENTER, INC. D/B/A/ 121 DIRECT RESPONSE
AND TELESTAR MARKETING, INC.
COMBINED BALANCE SHEETS
DECEMBER 31,

	2008	2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$38,863	$55,407
Accounts receivable, net	278,733	278,279
Due from factor	331,493	508,930
Other receivable-abatement of penalties and interest	151,658	—
Due from stockholder	657,029	507,848

	1,457,776	1,350,464

FIXED ASSETS — net	1,088,925	1,572,054

OTHER ASSETS
Security deposits	28,352	28,352
Intangible assets, net	14,959	24,959

	43,311	53,311

TOTAL ASSETS	$2,590,012	$2,975,829

LIABILITIES AND STOCKHOLDER’S IMPAIRMENT

CURRENT LIABILITIES
Current portion of long-term debt	$797,032	$119,462
Current portion of leases payable	269,895	263,741
Current portion of related party debt	101,385	200
Accounts payable and accrued expenses	1,674,717	1,630,601
Advances from factor	132,682	—

	2,975,711	2,014,004

LONG TERM LIABILITIES
Long-term debt, net of current portion	768,403	1,355,441
Leases payable, net of current portion	201,960	409,236
Long term portion of related party debt	26,185	—

	996,548	1,764,677

TOTAL LIABILITIES	3,972,259	3,778,681

STOCKHOLDER’S IMPAIRMENT
Common stock, no par value, 1,100 shares authorized and 1,100 shares issued and outstanding	1,100	1,100
Additional paid-in capital	2,951,365	2,951,365
Accumulated deficit	(4,334,712)	(3,755,317)

TOTAL STOCKHOLDER’S IMPAIRMENT	(1,382,247)	(802,852)

TOTAL LIABILITIES AND STOCKHOLDER’S IMPAIRMENT	$2,590,012	$2,975,829

See accompanying notes to the combined financial statements.

TELE-RESPONSE CENTER, INC. D/B/A/ 121 DIRECT RESPONSE
AND TELESTAR MARKETING, INC.
COMBINED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31,

	2008	2007

REVENUE	$12,402,773	$16,194,598

COSTS OF GOODS SOLD	5,252,955	6,808,006

GROSS PROFIT	7,149,818	9,386,592

OPERATING EXPENSES
General and administrative expenses	7,256,589	9,096,554
Depreciation and amortization	329,374	273,859

	7,585,963	9,370,413

INCOME (LOSS) BEFORE OTHER INCOME (EXPENSE)	(436,145)	16,179

OTHER INCOME (EXPENSE)
Other income	157,501	15,544
Interest expense	(133,003)	(139,929)
Loss on disposal of assets	(167,748)	—

	(143,250)	(124,385)

NET LOSS	$(579,395)	$(108,206)

See accompanying notes to the combined financial statements.

TELE-RESPONSE CENTER, INC. D/B/A/ 121 DIRECT RESPONSE
AND TELESTAR MARKETING, INC.
COMBINED STATEMENTS OF ACCUMULATED DEFICIT
FOR THE YEARS ENDED DECEMBER 31,

	2008	2007

ACCUMULATED DEFICIT BEGINNING OF YEAR	$(3,755,317)	$(3,647,111)

NET LOSS	(579,395)	(108,206)

ACCUMULATED DEFICIT END OF YEAR	$(4,334,712)	$(3,755,317)

See accompanying notes to the combined financial statements.

TELE-RESPONSE CENTER, INC. D/B/A/ 121 DIRECT RESPONSE
AND TELESTAR MARKETING, INC.
COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(579,395)	$(108,206)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	329,374	273,859
Loss on disposal of fixed assets	167,748	—

Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(454)	211,290
(Increase) decrease in other receivables	(151,658)	—
Increase in accounts payable and accrued expenses	44,117	266,976

Total adjustments	389,127	752,125

Net cash provided by (used in) operating activities	(190,268)	643,919

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(3,993)	(145,660)

Net cash used in financing activities	(3,993)	(145,660)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(169,469)	(103,981)
Proceeds from long-term debt	260,000	363,800
Payments on capital lease obligations	(201,122)	(255,374)
Advances from factor	257,722	—
Repayments of advances from factor	(125,040)	—
Proceeds from factor, net	177,437	1,685
Note proceeds from related parties	272,870	—
Note repayments to related parties	(145,500)	—
Loans to stockholder	(149,181)	(507,848)

Net cash provided by (used in) financing activities	177,717	(501,718)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(16,544)	(3,459)

CASH AND CASH EQUIVALENTS — BEGINNING OF YEAR	55,407	58,866

CASH AND CASH EQUIVALENTS — END OF YEAR	$38,863	$55,407

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$133,003	$139,929

Cash paid during the year for income taxes	$—	$—

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Capital lease equipment at cost of $394,538 was acquired during 2007
See accompanying notes to the combined financial statements.

TELE-RESPONSE CENTER, INC. D/B/A/ 121 DIRECT RESPONSE
AND TELESTAR MARKETING, INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
NOTE 1-ORGANIZATION AND BASIS OF PRESENTATION
Tele-Response Center, Inc. (“Tele-Response”) d/b/a/ 121 Direct Response and Telestar Marketing, Inc. (“Telestar”) (formerly known as Telestar Acquisition Corporation) are two entities owned 100% by one individual stockholder who is also the President and CEO of the entities. Tele-Response was incorporated on September 26, 1998 in the State of Tennessee, and operates call centers for commercial and non-profit activities. Telestar was incorporated on June 23, 2005 in the State of Pennsylvania, and operates call centers for commercial and non-profit activities. Collectively both entities are presented within these financial statements, referred to also as the “Company.”
The Company provides its services through four owned contact centers in the US and has affiliations with providers in the US and Guatemala, focused primarily on the Hispanic market in the US.
NOTE 2-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Combination
The combined financial statements include the accounts of both Tele-Response Center, Inc. and Telestar Marketing, Inc. All intercompany accounts and transactions have been eliminated in combination. The companies are owned 100% by the President and CEO of both entities up though February 13, 2009, (See Subsequent Event Note 17).
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

TELE-RESPONSE CENTER, INC. D/B/A/ 121 DIRECT RESPONSE
AND TELESTAR MARKETING, INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2008 AND 2007
NOTE 2-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Revenue and Cost Recognition
There are four criteria that the Company must meet when determining when revenue is realized or realizable and earned. The Company has persuasive evidence of an arrangement existing; delivery has occurred or services rendered; the price is fixed or determinable; and collectability is reasonably assured.
Revenue is recognized as the services are rendered, and is generally based on the hours or minutes of work performed. Some client contracts have performance standards which can result in service penalties and other adjustments to monthly billings if the standards are not met. Any required adjustments to monthly billings are reflected in our revenue on an as-incurred basis.
Cost is recorded on the accrual basis as well, when the services are incurred rather than when payment is made.
Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable are presented at face value, net of the allowance for doubtful accounts of $-0- in each year. The allowance for doubtful accounts is established through provisions charged against income and is maintained at a level believed adequate by management to absorb estimated bad debts based on current economic conditions. Management sets allowances based upon historical collection experience. Should business conditions deteriorate or any major customer default on its obligations to the Company, this allowance may need to be significantly increased, which would have a negative impact on operations.
Bad debt expense for the years ended December 31, 2008 and 2007 was $ -0- and $28,320, respectively.
Due from Factor and Advances from Factor
Telestar utilizes the services of a factoring facility which purchases eligible sales invoices without recourse. Such receivables are considered to have been sold in accordance with FASB 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities.” In addition, advances received from the factor pursuant to the factoring facility have been reflected as short term liabilities, as such advances are repaid by the Company from current accounts receivable proceeds, due to Telestar, but retained by the factor.

TELE-RESPONSE CENTER, INC. D/B/A/ 121 DIRECT RESPONSE
AND TELESTAR MARKETING, INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2008 AND 2007
NOTE 2-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Cash and Cash Equivalents
The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.
The Company maintains cash and cash equivalent balances at several financial institutions that are insured by the Federal Deposit Insurance Corporation up to $250,000. At times during the year, such balances can exceed FDIC insured limits although no losses have been experienced by the Company as a result.
Property and Equipment
Property and equipment are stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful life of the assets.

Furniture and fixtures	5 years
Equipment	5 years
Trucks	3 years
Capitalization Policy
Management capitalizes all leases with a bargain purchase option or a lease period of over 90% of management’s estimated useful lives of the related assets.
Advertising
Costs of advertising and marketing are expensed as incurred. Advertising and marketing costs were $32,408 and $46,838 for the years ended December 31, 2008 and 2007, respectively.
Intangible Assets
Intangible assets consist of a covenant not to compete entered into during 2005, in connection with an acquisition. The covenant is being amortized over five years using the straight-line method. Amortization expense was $10,000 for each of the years ended December 31, 2008 and 2007. Accumulated amortization as of December 31, 2008 and 2007 was $35,041 and $25,041, respectively.

TELE-RESPONSE CENTER, INC. D/B/A/ 121 DIRECT RESPONSE
AND TELESTAR MARKETING, INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2008 AND 2007
NOTE 2-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Fair Value of Financial Instruments
The carrying amount reported in the balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. Notes payable, capital leases and fixed assets are stated at the net book value based on the historical cost less any related depreciation, amortization, or other adjustments.
Income Taxes
The provision for income taxes includes the tax effects of transactions reported in the financial statements. Deferred taxes would be recognized for differences between the basis for assets and liabilities for financial statement and income tax purposes. The major difference relates to the net operating loss carry forwards generated by sustaining deficits.
NOTE 3-GOING CONCERN
The Company incurred losses for the years ended December 31, 2008 and 2007, has an accumulated deficit account of $4,334,712 and $3,755,317, respectively, and has negative working capital. There is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Management states their confidence that they can initiate new operations and raise the appropriate funds because of the merger with a Public Company (See Note 17). The financial statements do not include any adjustments that might result from the outcome of these uncertainties.
ICCI has invested $300,000 in cash to 121 Direct Response to increase cash flow and make it possible to hire additional direct labor employees to take advantage of increased orders from the company’s largest customer. The result of this cash infusion has been a 32.4% increase in sales in the 2nd quarter of 2009 over the first quarter and a significant increase in net profit.

TELE-RESPONSE CENTER, INC. D/B/A/ 121 DIRECT RESPONSE
AND TELESTAR MARKETING, INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2008 AND 2007
NOTE 4-ACCOUNTS RECEIVABLE
Accounts receivable is comprised of sales from Tele-Response. See Note 5 for a discussion of Telestar’s Accounts Receivable, which are factored.
Accounts receivable consists of the following at December 31, 2008 and 2007:

	December 31,	December 31,
	2008	2007
Accounts receivable	$278,733	$278,279
Less: Allowance for doubtful accounts	—	—

Total accounts receivable, net	$278,733	$278,279

NOTE 5-FACTORING OF ACCOUNTS RECEIVABLES
Since July 2005, Telestar has entered into an Accounts Receivable Purchase Agreement to sell, without recourse or discount, all eligible receivables to an unrelated third-party financial institution, Access Capital, Inc. (Access Capital). Under the terms of the factoring agreement, Access Capital will deliver an initial advance (70% through July 2007 whereby agreement was amended to 80%) of the purchased invoices, and remit residual balances, less fees and advances, upon collection from customers. The agreement expires in August 2009.
During the years ended December 31, 2008 and 2007, approximately $6,717,500 and $8,769,100 of receivables have been sold under the terms of the factoring agreement, respectively. The sale of these receivables accelerated the collection of the Company’s cash, reduced credit exposure and lowered the Company’s net borrowing costs. Such sales of accounts receivable are reflected as a reduction of Accounts receivable, net and increase in Due from factor in the Combined Balance Sheets as they meet the applicable criteria of SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (“SFAS No. 140”). The amount due from the factor was $331,493 and $508,930 at December 31, 2008 and 2007, respectively, and is shown within Current assets in the Combined Balance Sheets. The Company pays factoring fees associated with the sale of receivables based on the dollar value of the receivables sold. Such fees, which are considered to be primarily related to the Company’s financing activities, were $252,035 and $348,932 for the years ended December 31, 2008 and 2007, respectively, and are included in General and Administrative Expenses in the Combined Statements of Operations.

TELE-RESPONSE CENTER, INC. D/B/A/ 121 DIRECT RESPONSE
AND TELESTAR MARKETING, INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2008 AND 2007
NOTE 6-CONCENTRATIONS OF CREDIT RISK
The Company believes that there is no significant risk with respect to cash deposits. For the years ended December 31, 2008 and 2007, the Company had sales to a customer who individually accounted for 10% or more of the Company’s total sales for the year. The sales to this customer were approximately 51.2% and 53.6% of the total sales for 2008 and 2007, respectively.
NOTE 7-FIXED ASSETS
The Company owns fixed assets comprised of Property and Equipment and Capitalized Leased Equipment as follows. Property and Equipment consists of the following at December 31, 2008 and 2007:

	December 31,	December 31,
	2008	2007

Computer equipment	$499,635	$495,642

Equipment	351,805	351,805

Equipment held, not in use	363,800	363,800

Furniture and Fixtures	179,012	179,012

Leasehold improvements	51,983	51,983

Transportation Equipment	5,000	5,000

	1,451,235	1,447,242

Less: Accumulated Depreciation	(738,322)	(579,747)

Net Book Value of Fixed Assets	$712,913	$867,495

The Company leases certain computer systems and equipment to conduct its operations. These leases expire during the next three years. The leases provide that the company may purchase the systems and equipment at the end of the lease for a minimum buy-out option. All of these leases are classified as capital leases.

TELE-RESPONSE CENTER, INC. D/B/A/ 121 DIRECT RESPONSE
AND TELESTAR MARKETING, INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2008 AND 2007
NOTE 7-FIXED ASSETS (CONTINUED)
Capital lease equipment consists of the following at December 31, 2008 and 2007:

	2008	2007

Capital lease equipment	$628,828	$909,346

Less: Accumulated Depreciation	(252,816)	(204,787)

Net Book Value of Capital lease equipment	$376,012	$704,559

Depreciation expense for the years ended December 31, 2008 and 2007 was $319,374 and $263,859, respectively.
During 2008, the Company returned $280,518 of capitalized lease equipment for a loss on disposal of $167,748 which is reported in the 2008 combined statement of operations.
NOTE 8-OTHER RECEIVABLE AND OTHER INCOME
During 2008, the company applied for and was granted an abatement of penalties and interest for prior period delinquent payroll taxes paid to the Internal Revenue Service from 2004 through 2008. Such abatement income is reflected in “Other Income” in the 2008 combined statement of operations, and the receivable recorded on the 2008 combined balance sheet as “Other Receivable”. The Company subsequently received the refunds of approximately $151,658 in 2009.
NOTE 9-LEASE OBLIGATIONS
The Company leases office space through various leases. Minimum future lease payments are as follows:

Year ending
December 31,

2009	$452,122
2010	146,340

$598,462

Rent expense for the years ended December 31, 2008 and 2007 was $592,919 and $623,990, respectively.

TELE-RESPONSE CENTER, INC. D/B/A/ 121 DIRECT RESPONSE
AND TELESTAR MARKETING, INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2008 AND 2007
NOTE 10-LONG-TERM DEBT

	December 31,	December 31,
	2008	2007
Asset Purchase Agreement debt; interest at 10%. The loan was due in full by December 31, 2006, secured by first lien on certain listed fixed assets; currently in default.	61,261	61,261

Equipment note with Siemens; interest at 8.5%; payments are $9,117 per month through June 2010. Note is secured by the equipment, which was returned in June of 2009 and note settled. See Notes 16 and 17.	320,567	338,800

Note Payable, in arrears.	75,000	75,000

Legal settlement payable due in payments of $3,500 per month through December 2012. Refer to Note 16.	185,500	—

Note Payable; interest at 6%; due in monthly installments of $2,500 due in 2009.	7,785	14,615

Note payable; interest at 9%; monthly installments of $6,221; personally guaranteed by the stockholder.	114,979	166,575

Asset purchase agreement debt for acquisition of TeleResponse Center; 9% interest; payable in monthly payments of $25,000 through December 2013. Secured by company assets and personal guarantee of officer/stockholder. This note was amended in February 2009; refer to Note 16.	800,343	818,652

	$1,565,435	$1,474,903

Principal payments on the notes payable for the next five years are as follows:

Year ending December 31,:
2009	$797,032
2010	331,243
2011	305,927
2012	131,233
thereafter	—

$1,565,435

TELE-RESPONSE CENTER, INC. D/B/A/ 121 DIRECT RESPONSE
AND TELESTAR MARKETING, INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2008 AND 2007
NOTE 11-RELATED PARTY DEBT

	December 31,	December 31,
	2008	2007

Short term loan to officer/stockholder; interest at 5%; unsecured.	75,000	200

Note payable to officer; interest at 6%; repayments of $720 per month, through September 2011; unsecured.	23,580	—

Note payable to officer/stockholder; interest at 6%; repayments of $878 per month, through September 2011; unsecured.	28,990	—

	$127,570	$200

Principal payments on the related party debt for the next five years are as follows:

Year ending December 31,:
2009	$101,385
2010	26,185

$127,570

TELE-RESPONSE CENTER, INC. D/B/A/ 121 DIRECT RESPONSE
AND TELESTAR MARKETING, INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2008 AND 2007
NOTE 12-CAPITAL LEASES PAYABLE

	2008	2007

Equipment lease payable; interest at 8.5%; payments are $10,133 per month through November 2010.	$236,757	$321,000

Equipment lease payable; interest at 8.5%; payments are $884 per month through November 2009.	12,256	19,442

Equipment lease payable; interest at 15.6%; payments are $988 per month through April 2011.	30,969	37,062

Equipment lease payable; interest at 18.4%; payments are $889 per month through October 2009.	12,109	17,115

Equipment lease payable; interest at 24.0%; payments are $67 per month through October 2009.	685	1,220

Equipment lease payable; payments are $1,340 per month through November 2010.	30,360	45,540

Equipment lease payable; payments are $1,249 per month through December 2009.	27,453	40,630

Equipment lease payable; payments are $1,219 per month through December 2009.	29,246	42,651

Equipment lease payable; payments are $1,117 per month through November 2010.	25,682	39,376

Equipment lease payable; payments are $539 per month through July 2011.	9,291	12,525

Equipment lease payable; payments are $740 per month through February 2010.	16,268	26,148

Equipment lease payable; payments are $1,001 per month through January 2009.	20,768	31,152

Equipment lease payable; payments are $2,118 per month through April 2011.	20,011	39,116

	$471,855	$672,977

The above leases are collateralized by equipment with a net book value of $376,012 and $704,559 as of December 31, 2008 and 2007, respectively.

TELE-RESPONSE CENTER, INC. D/B/A/ 121 DIRECT RESPONSE
AND TELESTAR MARKETING, INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2008 AND 2007
NOTE 12-CAPITAL LEASES PAYABLE (CONTINUED)
Principal payments on the capital leases payable for the next five years are as follows:

Year ending December 31,:

2009	$269,895
2010	179,000
2011	22,960

$471,855

NOTE 13-ADVANCES FROM FACTOR
The advances on accounts receivable from factor is comprised of loan amounts of $257,722 which bear a rate of 24% interest. Repayments of $125,040 have been made from current receivable collections. The loan has been collateralized by corporate assets and was paid in full by March 2009.
NOTE 14-PROVISION FOR INCOME TAXES
There was no provision for income taxes during the years ended December 31, 2008 and 2007.
Tele-Response is organized as a Sub-chapter C Corporation under the provisions of the Internal Revenue Code and has loss carry forwards of approximately $4,201,409 and $5,207,833 at December 31, 2008 and 2007, respectively. These losses have expiration dates ranging from 2018 to 2022.
Telestar has elected by consent of its stockholder to be taxed as a Sub-chapter S Corporation under provisions of the Internal Revenue Code. Under those provisions, Telestar does not pay federal income taxes; rather the income is passed to the stockholder who is responsible for paying taxes on the income. Certain states do not recognize S corporations; therefore, Telestar will be responsible for the payment of income taxes in those states.
In conformity with SFAS No. 109, deferred tax assets and liabilities are classified based on the financial reporting classification of the related assets and liabilities, which give rise to temporary book/tax differences.

TELE-RESPONSE CENTER, INC. D/B/A/ 121 DIRECT RESPONSE
AND TELESTAR MARKETING, INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2008 AND 2007
NOTE 14-PROVISION FOR INCOME TAXES (CONTINUED)

	December 31,	December 31,
	2008	2007

Deferred taxes due to net operating loss carry forward from Tele-Response Center	$1,260,423	$1,562,350

Less: Valuation allowance	(1,260,423)	(1,562,350)

Net deferred tax asset	$—	$—

The Company established a valuation allowance equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.
NOTE 15-RETIREMENT PLAN
Since 2001, Tele-Response maintains a qualified retirement plan covering all eligible, full-time employees, who have attained age 21, and have completed one year of service. The plan includes a deferred arrangement under Section 401(k) of the Internal Revenue Code. The elective contributions to the 401(k) portion of the plan are funded by salary reductions of the participants, not to exceed 14% of eligible compensation, or statutory limitations each year. The employer-sponsor may contribute matching, discretionary profit sharing and qualified non-elective contributions to the plan, in each year, which are determined annually by management, at their discretion. The employer’s contribution totaled $0 in each year.
NOTE 16-COMMITMENTS AND CONTINGENCIES
In August 2007, the Company purchased two computer systems from SER Solutions, Inc. (SER) for $640,000, with a three-year maintenance service agreement for each unit, financed by two three-year promissory notes. Subsequent to the initial purchase, the first system’s promissory note was sold by SER to a leasing company, to which the Company is currently making lease payments through 2011, and which liability is included in leases payable in the combined balance sheets. The second promissory note was amended in May 2008, with SER’s assignee, Siemens Enterprise Communications, Inc. (Siemens).

TELE-RESPONSE CENTER, INC. D/B/A/ 121 DIRECT RESPONSE
AND TELESTAR MARKETING, INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2008 AND 2007
NOTE 16-COMMITMENTS AND CONTINGENCIES (CONTINUED)
The Company determined the second system did not meet their needs, never installed the unit, is seeking to return the system to SER, and terminate the remaining balance due to Siemens on the related $340,000 promissory note. The Company did not make any note payments on the second unit since August 2008, pending resolution of the matter, although current service maintenance charges were paid and/or accrued during this period. At December 31, 2008 and 2007, the equipment is included in fixed assets as “held, not in use.”
Subsequent to the period under audit, on June 9, 2009, the Company and Siemens settled the matter whereas upon return of the equipment by the Company to Siemens, Siemens will terminate the outstanding promissory note, the Company will pay the outstanding maintenance fees, and both parties agree to a full release and waiver of all outstanding claims in full satisfaction of the matter. In July 2009, the Company returned the equipment to Siemens.
In August 2007, the Company and two of its officers were sued in a matter that asserted claims of breach of contract against the plaintiffs for sale of their business and services rendered by them to the Company. In November 2007, the parties settled the matter whereas the Company and its officers agreed to pay $210,000 to the plaintiffs, in monthly installments of $3,500 through December 2012.
There are two loans classified as long term debt on the balance sheet that are currently in arrears. The loans have not been serviced in the two year period because the Company cannot locate the obligor. The Company is currently attempting to locate and satisfy the obligations.
In February 2009 an amendment was signed to the asset purchase agreement debt for acquisition (see note 10). Through this agreement this debt took a secondary position to Access Capital in exchange for $ 350,000.

TELE-RESPONSE CENTER, INC. D/B/A/ 121 DIRECT RESPONSE
AND TELESTAR MARKETING, INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2008 AND 2007
NOTE 17-SUBSEQUENT EVENTS
The Company was purchased on February 13, 2009 by International Consolidated Companies, Inc., (ICCI) a publicly traded company on the OTC.BB. All the shares of Tele-Response Center and Telestar were acquired by ICCI. Consideration was 20,000,000 (twenty million) shares of the ICCI’s common stock valued by agreement between the parties at $.075 per share. Additionally, ICCI has exchanged $1.15 Million of debt of Tele-Response for 2,500 shares of the Company’s newly designated Series B Preferred Shares.
ICCI has invested $300,000 in cash to 121 Direct Response to increase cash flow and make it possible to hire additional direct labor employees to take advantage of increased orders from the company’s largest customer. The result of this cash infusion has been a 32.4% increase in sales in the 2nd quarter of 2009 over the first quarter and a significant increase in net profit. Refer to Note 3.
In February 2009 an amendment was signed to the asset purchase agreement debt for acquisition (see note 10). Through this agreement this debt took a secondary position to Access Capital in exchange for $ 350,000.
In June 2009, the Company resolved the matter with Siemens to return a computer system acquired in 2007 and terminate the related promissory note. Refer to Note 16.